CERTIFICATION UNDER RULE 466

The Depositary, Citibank, N.A., represents and certifies the following:

      (1) That it previously had filed a registration statement on Form F-6 (Registration No. 333-123653), which the Commission declared effective with terms of deposit identical to the terms of this registration statement except for the number of foreign securities a Depositary Share represents.

      (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                                   Citibank, N.A., as Depositary


                                                   By: /s/ Patricia Brigantic
                                                       -------------------------
                                                       Name:  Patricia Brigantic
                                                       Title: Director & Counsel